UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 14, 2016

Weyland Tech, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9/F, The Wellington
198 Wellington Street, Central
Hong Kong HKSAR
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	+852 9316 6780

                        N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 14, 2016 the company signed an exclusive Software Licensing Agreement ("SLA") with IAM, Inc. ("IAM") to distribute CreateApp in the Republic of Korea.

IAM will pay Weyland Tech a $20 monthly fee per active subscription of the Technology, branded as CreateApp, and $15 monthly fee per active subscription of the Technology, under the white-label basis, that is deployed by IAM.

IAM is owned and managed by former executives in the Korean Internet, Online Gaming and e-commerce/m-commerce industries, including NCSoft, NHN Naver, Lotte.com and SimpleX Internet.

The above descriptions of the Agreement is qualified in its entirety by reference to the forms of such document attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired: None

(b) Pro-Forma Financial Statements: None

(c) Exhibits:

Exhibit No.	Description

10.1	Software Licensing Agreement with IAM Digital, Inc. dated March 14, 2016*

*

The copy of the Agreement filed herewith has been redacted to remove certain confidential information. We intend to file a confidential treatment request with the Commission regarding this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYLAND TECH INC.

Dated: March 17, 2016	By: /s/ Brent Y. Suen
Name: Brent Y. Suen
Title: President & CEO